Exhibit 99.1

FOR IMMEDIATE RELEASE

     PULTE AND CENTEX TO MERGE CREATING
AMERICA’S LARGEST HOMEBUILDING COMPANY

Combined Organization Positioned For Growth through Segment and Market Diversity,
Streamlined Operations, Unmatched Leadership in Customer Satisfaction

Expects to Retire in Excess of $1 Billion of Debt Maturities Prior to Year-End 2009

Expected to Realize Efficiencies and Cost Savings of Approximately $350 Million Annually

Poised for Accelerated Return to Profitability

Bloomfield Hills, Mich. and Dallas, April 8, 2009 – Pulte Homes, Inc. (NYSE: PHM) and Centex Corporation (NYSE: CTX) announced today that their respective boards of directors have unanimously approved a definitive merger agreement under which Pulte and Centex will combine in a stock-for-stock transaction valued at $3.1 billion, including $1.8 billion of net debt.

In calendar year 2008, Pulte and Centex delivered more than 39,000 closings with combined pro forma revenues of $11.6 billion. The combined company will have the strongest liquidity position among its peer group with more than $3.4 billion of cash as of March 31, 2009. Pulte and Centex ended March with approximately $1.7 billion of cash each.

Under the terms of the agreement, Centex shareholders will receive 0.975 shares of Pulte common stock for each share of Centex they own. Based on the closing price of Pulte stock on April 7, 2009, the transaction has a value of $10.50 per Centex share, representing a premium of 32.6% to the 20-day volume weighted average trading price of Centex’s shares. The combined company currently would have an equity market capitalization of $4.1 billion and an enterprise value of $7.2 billion. Upon closing of the transaction, Pulte shareholders will own approximately 68% of the combined company, and Centex shareholders will own approximately 32%.

“Combining these two industry leaders with proud legacies into one company puts us in an excellent position to navigate through the current housing downturn, poised to accelerate our return to profitability,” said Pulte President and Chief Executive Officer Richard J. Dugas, Jr. “Centex’s significant presence in the entry level and move-up categories is complemented by Pulte’s strength in both the move-up and active adult segments, the latter through our popular Del Webb brand. Together we will have considerable presence in more than 59 markets across America. In addition, both organizations share an unwavering focus on delivering unparalleled customer satisfaction, maximizing the influence of strong brands and setting new standards of achievement in operational efficiency.

“The combination will also allow us to capitalize on the opportunities presented by the addition of Centex’s land positions to Pulte’s, including Centex’s sizable holdings in both Texas and the Carolinas, two areas that continue to exhibit strength in the face of today’s difficult housing market.”

Centex Chairman and Chief Executive Officer Timothy Eller said, “Today represents a significant milestone in this industry’s history as two leading companies join forces. We share common cultures and rich traditions of delivering quality and value, doing the right thing and exceeding the expectations of our customers. We’re proud to begin writing this next chapter together.

“We are always looking for the best way to deliver more value to all our stakeholders and drive the company forward. We have had a high regard for the Pulte management team and their performance during this downturn, and I strongly believed that our organizations would complement each other’s strengths. My conversations with Richard reinforced that conviction.

“We believe this is the right combination at the right time in the business cycle. By acting decisively now, we’re creating unrivaled firepower to capitalize on the opportunities in homebuilding that are now becoming visible on the horizon. We will have a deeper and more expanded presence that we are confident will allow us to begin realizing the benefits of our combined scale immediately. Moreover, our shareholders will receive an immediate premium for their shares as well as participate in the upside potential of the combined company.”

Complementary Portfolio of Brands
The combination of Pulte and Centex will offer exceptional homes in well-designed communities that meet the desires of a cross-section of customers, ranging from first-time buyers to Baby Boomers. Fox & Jacobs Homes, Centex Homes, Pulte Homes, DiVosta Homes and Del Webb are all top brands known by entry level, first move-up, second move-up and active adult purchasers throughout the nation. This powerful brand lineup is consistent with Pulte’s vision of creating the industry’s best and most-recognized brands, and leveraging their presence across America. The combined organization will expand its geographic footprint to cover 59 markets, 29 states and the District of Columbia.

The two companies are the industry’s recognized leaders in customer satisfaction. They are the only homebuilders to have received the Platinum Award from J.D. Power & Associates for excellence in customer satisfaction.

Efficiencies and Cost Savings
Pulte expects that efficiency gains and other savings from this transaction should generate cost reductions of approximately $350 million annually, consisting of approximately $250 million in overhead savings and $100 million in debt expense relief, resulting from the expected retirement of debt maturities in excess of $1 billion prior to year-end 2009. The company expects to realize a significant portion of the estimated cost savings during the first full year of operations after the transaction is completed, with the full amount realized by the third year. Pulte also expects to realize additional savings opportunities through production efficiencies and purchasing synergies.

The companies have confidence in the ability to achieve the estimated efficiencies and cost savings based on Pulte’s successful track record of integration, including its acquisition of Del Webb in 2001. That acquisition, the largest of its kind at the time, helped make Pulte the number-one builder of active adult communities in America, the fastest-growing segment of home buying.

Management, Board and Headquarters
Upon completion of the transaction, Mr. Dugas will assume the positions of chairman, president and chief executive officer of Pulte, Inc. Mr. Eller will join the board of directors of Pulte as vice chairman and will serve as a consultant to the company for two years following the close of the transaction. The board of directors of Pulte will be expanded and will include four current members from the Centex board, including Mr. Eller, and eight members of the current Pulte board, including company founder and current Pulte Chairman William J. Pulte.

To guide and ensure a successful transition, a transition executive committee will be formed and will be headed by Mr. Dugas and Mr. Eller.

The combined company will use the Pulte name and will be headquartered in Bloomfield Hills. The company plans to maintain a significant presence in Dallas.

Approvals and Timing
The transaction is subject to approval by Pulte and Centex shareholders and the satisfaction of customary closing conditions and regulatory approvals, including expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Certain Pulte and Centex officers and directors, including Mr. Pulte, have agreed to vote their shares in favor of the transaction. Pulte and Centex expect to complete the transaction in the third quarter of 2009. The transaction is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Amendment of Pulte’s Bylaws
As previously disclosed, Pulte is seeking approval at its 2009 annual meeting of shareholders of an amendment to its charter to restrict certain transfers of shares of Pulte common stock in order to preserve the tax treatment of Pulte’s net operating losses and other tax benefits. As an additional measure to address any transfers that may occur prior to the adoption of a charter amendment, Pulte’s board of directors has amended Pulte’s by-laws to incorporate transfer restrictions substantially similar to those reflected in the proposed charter amendment.

Advisors
Citi acted as lead financial advisor and Banc of America Securities and Merrill Lynch and J.P. Morgan Securities Inc. acted as financial advisors to Pulte and Sidley Austin LLP acted as legal advisor. Goldman, Sachs & Co. acted as financial advisor to Centex and Wachtell, Lipton, Rosen & Katz acted as legal advisor.

Conference Call and Webcast
Pulte and Centex will host a conference call today, April 8, 2009, at 8:30 a.m. EDT. To access the call, please dial 866-610-1072 (international: 973-935-2840) and reference conference ID number 93547602. A replay of the conference call will be available as soon as practicable following the end of the call until April 22, 2009 at 11:59 p.m. EDT. To access the rebroadcast, please dial 800-642-1687 (international: 706-645-9291) and reference conference ID number 5530. In addition, an audio webcast of the call will be available live and will be archived on the investor relations portions of both companies’ Web sites at www.pulteinc.com and www.centex.com, respectively, as well as on the joint Web site launched by the companies this morning, www.premierbuilderusa.com.

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About Pulte
Pulte Homes, Inc., (NYSE: PHM), based in Bloomfield Hills, Mich., is one of America's largest home building companies with operations in 49 markets and 25 states. During its 59-year history, the company has delivered more than 500,000 new homes. In 2008, Pulte Homes operations ranked highest in customer satisfaction in 11 U.S. markets, the most of any homebuilder, in the annual J.D. Power and Associates(R) New Home-Builder Customer Satisfaction Study(SM). Under its Del Webb brand, Pulte is the nation's largest builder of active adult communities for people age 55 and older. Its DiVosta Homes brand is renowned in Florida for its distinctive master-planned communities. Pulte Mortgage LLC is a nationwide lender offering Pulte customers a wide variety of loan products and superior service.

About Centex

Dallas-based Centex, founded in 1950, is one of the nation's leading home building companies. Its leading brands include Centex Homes, Fox & Jacobs Homes and CityHomes. In addition to its home building operations, Centex also offers mortgage and title services. Centex has ranked among the top three builders on FORTUNE magazine's list of "America's Most Admired Companies" for 10 straight years and is a leader in quality and customer satisfaction.

Forward Looking Statements
This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; the ability to obtain governmental approvals of the merger on the proposed terms and schedule contemplated by the parties; the failure of Centex’s stockholders to approve the proposed merger; the failure of Pulte’s stockholders to approve either the charter amendment increasing the number of authorized shares of Pulte’s common stock or the issuance of Pulte’s common stock to Centex stockholders; the risk that the Pulte and Centex businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; interest rate changes and the availability of mortgage financing; continued volatility in, and potential further deterioration of, the debt and equity markets; competition within the industries in which Pulte and Centex operate; the availability and cost of land and other raw materials used by Pulte and Centex in their homebuilding operations; the availability and cost of insurance covering risks associated with Pulte’s and Centex’s businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation, including the effects from the Emergency Economic Stabilization Act, the American Recovery and Reinvestment Act and the interpretation of tax, labor and environmental laws; changes in consumer confidence and preferences; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. See Pulte’s and Centex’s Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended December 31, 2008 and March 31, 2008, respectively, and other public filings with the Securities and Exchange Commission (the “SEC”) for a further discussion of these and other risks and uncertainties applicable to our businesses. Neither Pulte nor Centex undertakes any duty to update any forward-looking statement whether as a result of new information, future events or changes in our respective expectations.

Additional Information
In connection with the proposed transaction, Pulte will be filing documents with the SEC, including the filing by Pulte of a registration statement on Form S-4, and Pulte and Centex intend to mail a joint proxy statement regarding the proposed merger to their respective stockholders that will also constitute a prospectus of Pulte. Before making any voting or investment decision, investors are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov), by accessing Pulte’s website at www.pulte.com under the heading “Investor Relations” and then under the link “SEC Filings” and from Pulte by directing a request to Pulte Homes, Inc., 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, MI, 48304, Attention: Investor Relations, and by accessing Centex’s website at www.centex.com under the heading “Investors” and then under the link “SEC Filings” and from Centex by directing a request to Centex Corporation Investor Relations, P.O. Box 199000, Dallas, Texas 75219-9000.

Pulte and Centex and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Pulte’s directors and executive officers in its definitive proxy statement filed with the SEC on April 7, 2009. You can find information about Centex’s directors and executive officers in its definitive proxy statement filed with the SEC on June 6, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from Pulte and Centex using the contact information above.

Contact Information:
Contacts for Pulte	Contacts for Centex
Investors:	Investors:
Calvin Boyd	Matt Moyer
Office: (248) 433-4527	Office: (214) 981-6901
Mobile: (248) 459-9227	Mobile: (214) 725-7157
email: calvin.boyd@pulte.com	email: matt.moyer@centex.com

News Media:	News Media:
Mark Marymee	David Webster
Office: (248) 433-4648	Office: (214) 981-6688
Mobile: (248) 797-8091	Mobile: (972) 259-7339
email: mark.marymee@pulte.com	email: david.webster@centex.com